Exhibit 10.2.3
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into this 26th day of February, 2007, by and among DELTA APPAREL, INC., a Georgia corporation (“Delta”), M.J. SOFFE CO., a North Carolina corporation (“Soffe”), JUNKFOOD CLOTHING COMPANY, a Georgia corporation (“JCC”; Delta, Soffe and JCC being hereinafter collectively referred to as “Borrowers” and each individually as a “Borrower”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent (together with its successors in such capacity, “Agent”) for the financial institutions party from time to time to the Loan Agreement (as defined below) as lenders (“Lenders”), and such Lenders.
Recitals:
     Borrowers are parties to a certain Second Amended and Restated Loan and Security Agreement dated August 22, 2005, among Borrowers, Agent and Lenders, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement and Consent dated October 2, 2006 (as so amended, and as at any other time amended, restated, modified or supplemented, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain loans and other financial accommodations available to Borrowers.
     The parties hereto desire to further amend the Loan Agreement as hereinafter set forth.
     NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.
     2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
          (a) By deleting the definitions of “Fixed Charge Coverage Ratio,” “Fixed Charges” and “Maximum Credit” contained in Section 1 of the Loan Agreement and by substituting the following new definitions in lieu thereof:
     “Fixed Charge Coverage Ratio” shall mean, with respect to Borrowers and their Subsidiaries, on a consolidated basis, for any period of determination, the ratio of (a) EBITDA of Borrowers during such period minus the amount of any taxes paid in cash, cash dividends to the equity holders of such Person, other distributions to equity holders of such Person, and redemptions with respect to the Capital Stock of such Person (including, but not limited to stock repurchases) during the period in question minus all Unfinanced Capital Expenditures made during such period to (b) Fixed Charges of Borrowers and their Subsidiaries for the same period.
     “Fixed Charges” for any Person during any period shall mean the sum of, without duplication, (a) cash interest paid during such period, (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to the Capital Leases (and, without duplicating any item included in clause (a) of this definition, the interest component with respect to Indebtedness under Capital Leases), (c) an amount equal to the product of: (i) $265,278 (which represents the aggregate monthly reduction of the Fixed Asset Loan Limit and the Tennessee Asset Loan Limit in effect under this Agreement prior to the First Amendment Date) multiplied by the (ii) the cumulative number of months that elapsed during such period of determination prior to the First Amendment Date, and (d) an amount equal to the product of: (i) $177,778 (which represents the aggregate monthly reduction of the Fixed Asset Loan Limit and the Tennessee Asset Loan Limit currently in effect under this Agreement) multiplied by the (ii) the cumulative number of months that elapsed during such period of determination following the First Amendment Date.
          “Maximum Credit” shall mean the amount of $90,000,000.
          (b) By deleting clause (b) of Section 3.2 of the the Loan Agreement in its entirety and by substituting the following new clause (b) in lieu thereof:
          (b) on the first day of each month in arrears for the benefit of Lenders, an unused line fee at a rate equal to one quarter of one percent (0.250%) per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Obligations during the immediately preceding month (or part thereof) (the “Average Daily Balance”) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears and shall be fully earned when due; and
          (c) By deleting the reference to “$85,000,000” contained in the recitals to Exhibit A to the Loan Agreement and by substituting in lieu thereof a reference to “$90,000,000”.
          (d) By attaching Schedule 1.21 to this Amendment to the Loan Agreement in proper numerical sequence as Schedule 1.21 thereto.
     3. Additional Covenants and Agreements. To induce Agents and Lenders to enter into this Amendment, each Borrower covenants and agrees that no later than forty-five (45) days from the date of this Amendment, Borrower shall have delivered to Agent, in form and substance satisfactory to Agent, the following documents related to the Mortgage covering Real Property located in Fayette County, Alabama (as at any time amended, the “Alabama Mortgage”):
     (a) a duly executed amendment which gives effect to the transactions contemplated by this Amendment;
     (b) if deemed necessary by Agent, a mortgage tax order from the Alabama Department of Revenue with respect to recording taxes payable in connection with the recordation of the Mortgage amendment described in clause (a) above; and
     (c) a valid, effective and fully paid endorsement to Agent’s mortgage title insurance policy with respect to the Alabama Mortgage.

     4. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Financing Agreements and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Financing Agreements.
     5. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Financing Agreements executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Loans as of the opening of business on February 26, 2007, totaled $78,254,254.70.
     6. Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.
     7. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.
     8. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.
     9. Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:
     (a) Agent shall have received a duly executed Secretary’s Certificate of Director Resolutions from each Borrower;
     (b) Agent shall have received a duly executed counterpart of this Amendment from each of the parties hereto;
     (c) Agent shall have received duly executed amendments to each of the Mortgages (other than the Alabama Mortgage) which give effect to the transactions contemplated by this Amendment;
     (d) Agent shall have received a valid, effective and fully-paid endorsement to Agent’s mortgage title insurance policy with respect to each Mortgage (other than the Alabama Mortgage);
     (e) No Default or Event of Default shall be in existence.
     10. Expenses of Agent. Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Financing Agreements executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
     11. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.
     12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     13. No Novation, etc.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Financing Agreements, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.
     14. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
     15. Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
     16. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
     17. Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Financing Agreements or otherwise. Each Borrower represents and warrants to Agent and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.
     18. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.
BORROWERS:

ATTEST:	DELTA APPAREL, INC.

By:

Secretary		Name:
[CORPORATE SEAL]		Title:

ATTEST:	M.J. SOFFE CO.

By:

Secretary		Name:
[CORPORATE SEAL]		Title:

ATTEST:	JUNKFOOD CLOTHING COMPANY

By:

Secretary		Name:
[CORPORATE SEAL]		Title:
[Signatures continued on following page.]

AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Name:
Title:

LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:

Name:
Title:

IDB BANK

By:

Name:
Title:

By:

Name:
Title:

SCHEDULE 1.21
to
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Commitments

	Name of Lender	Commitment
1.	Wachovia Bank, National Association	$57,500,000
2	The CIT Group/Commercial Services, Inc.	$15,000,000
3.	IDB Bank	$17,500,000